                                                                    EXHIBIT 10.7




                                     LEASE

                                      FOR

                           STRATFORD HALL, SUITE 200


LANDLORD:  PETULA ASSOCIATES LTD., an Iowa corporation

TENANT:  MDT CORPORATION, a Delaware corporation

                                     INDEX

Section                                                                     Page
- -------                                                                     ----
1.    PREMISES..............................................................   1

2.    TERM; MEASUREMENT OF SPACE; FAILURE TO DELIVER PREMISES...............   1

3.    RENT..................................................................   4

4     INCREASES IN OPERATING EXPENSES.......................................   5

5.    OPTION TO EXTEND......................................................   7

6.    USE...................................................................   9

7.    SERVICES BY LANDLORD..................................................  10

8.    TENANTS ACCEPTANCE AND MAINTENANCE OF PREMISES; LIENS.................  12

9.    TENANT IMPROVEMENTS...................................................  13

10.   CASUALTY DAMAGE.......................................................  15

11.   ASSIGNMENT AND SUBLEASING.............................................  16

12.   TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS; WAIVER OF
      SUBROGATION...........................................................  16

13.   SUBORDINATION; ATTORNMENT.............................................  18

14.   SIGNS.................................................................  19

15.   ACCESS TO PREMISES....................................................  19

16.   DEFAULT...............................................................  19

17.   INDEMNIFICATIONS......................................................  21

18.   CONDEMNATION..........................................................  22

19.   QUIET ENJOYMENT.......................................................  23

20.   SECURITY DEPOSIT......................................................  23

21.   NOTICES...............................................................  23

22.   [INTENTIONALLY OMITTED]...............................................  23

23.   LANDLORD LIABILITY....................................................  23


24.   SURRENDER; HOLDING OVER...............................................  24

25.   HAZARDOUS MATERIALS; ENVIRONMENTAL COMPLIANCE.........................  25

26.   BROKERS COMMISSIONS...................................................  27

27.   MISCELLANEOUS.........................................................  27

28.   SPECIAL CONDITIONS, EXHIBITS AND ADDENDA..............................  28

STATE OF NORTH CAROLINA:                                                LEASE
                                                                        -----

COUNTY OF DURHAM:


     THIS LEASE, made as of this   [17th]   day of February, 1995, by and
                                 ----------
between PETULA ASSOCIATES, LTD., an Iowa corporation, hereinafter "Landlord", and MDT CORPORATION, a Delaware corporation hereinafter "Tenant".

                                  WITNESSETH:

     Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and Tenant leases from Landlord property hereinafter defined and referred to as the Premises, all as follows;

    1.    PREMISES.  The property hereby leased to Tenant is:

          That area shown on Exhibit A-1 (Space Plan) which is known as Suite 200, consisting of approximately 6,006 rentable square feet currently estimated and shall be located in the Stratford Hall Building (the "Building") to be constructed, the above-described leased property being herein referred to as the Premises, which is also indicated on Exhibits A-2 (Floor Plan) and A-3 (Site Plan). The Building, to be located at the Imperial Center, Research Triangle Park, Durham County, North Carolina, shall be constructed on real property more particularly described in that legal description attached as Exhibit A-4. The rentable square feet area of the space occupied by Tenant under this Lease shall be computed by multiplying the result of the Building Owners and Managers Association (BOMA) method of measuring space on a multi-tenant floor basis by 1.1416, the applicable core area factor. Using this formula for calculating rentable square feet for the Premises, a result of 6,006 rentable square feet is initially estimated.

    2. TERM; MEASUREMENT OF SPACE; FAILURE TO DELIVER PREMISES The term of this Lease shall be for a period of seventy four (74) months and shall commence on that date Landlord delivers to Tenant possession of the Premises in a condition "suitable for occupancy" (as defined below), which date is projected as June 1, 1995, (the "projected commencement date"). Accordingly, assuming a June 1, 1995 commencement date, this Lease shall expire and terminate (unless extended as herein provided) at midnight on July 31, 2001. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant in a condition "suitable for occupancy" as of the foregoing projected commencement date, this Lease shall not be void or voidable (except as provided below); no obligation of Tenant shall be affected thereby (unless Tenant duly exercises its right of cancellation as provided below); and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damages resulting therefrom; provided, however, that if possession of the Premises is not then delivered as of August 1, 1995 to Tenant in a condition "suitable for occupancy" (except if such late delivery is the result of "Tenant delay", as defined below) Landlord shall pay to Tenant the sum of Seven Thousand Five Hundred Dollars ($7,500.00) per month for a term not to exceed six (6) months (such amount to be pro-rated in the event Landlord delivers possession after August 1, 1995 but on a day which is not the first day of a month) until possession is delivered, or, alternately, Tenant may, at its option, accept similar space in another building of which this Landlord is landlord (or has a controlling interest in landlord) under and pursuant to the same terms and conditions of this Lease, unless otherwise modified by the mutual written agreement of Landlord and Tenant. In the event that Landlord delivers possession of the Premises in a condition "suitable for occupancy" after the projected commencement date, then the actual commencement and expiration dates of this Lease and all other dates affected thereby shall be revised to conform all affected dates under this Lease to the date Landlord actually delivers possession of the Premises to Tenant. If with Landlord's prior written approval, Tenant occupies the Premises prior to the projected commencement date specified above, such occupancy by Tenant shall be subject to all terms and conditions of this Lease, shall not advance the expiration date, and Tenant shall pay prorated rent for such period of occupancy at the initial monthly rates set forth below. Sums due Tenant pursuant to this paragraph one of this Section 2 for late delivery shall, at Tenant's option, be paid in cash when accrued or applied to rent next due under this Lease.

     If upon Tenant's occupancy of the Premises, the actual amount of rentable square feet for the Premises is determined to be greater or less than the amount of currently estimated rentable square feet for the Premises (as stated above) for whatever reason, including, without limitation, modifications in the construction of the Building, then and in that event, the amount of rentable square feet, as adjusted, together with resulting modifications of rent to be paid hereunder, shall be set forth in an Acceptance of Premises Memorandum, the form of which is attached as Exhibit B hereto, and which will be promptly

(i.e., within ten business (10) days of Tenant's occupancy) executed by the Landlord and Tenant, and upon such execution and delivery by the parties hereto, made a part hereof.

     If Landlord cannot deliver possession of the Premises to Tenant in a condition "suitable for occupancy" as of the projected commencement date referenced above, then subject to a grace provision period not to exceed ninety
(90) days from the projected commencement date (except that an event of force majeure [not exceeding ninety (90) consecutive days in length] or a delay caused by a Tenant delay either before or after the projected commencement date shall be excluded in calculating such period on a per diem basis), and provided Tenant is not then in default thereunder, Tenant may then, and in such an event only, terminate this Lease by written notice to Landlord, whereupon neither party shall have any further obligation or liability to the other, and further provided that such written notice shall have no effect if given after Tenant takes possession of the Premises, or any part thereof.

     As used herein, the term "Landlord delivered to Tenant possession of the Premises" and such similarly stated terms set forth above shall mean that the Premises are "suitable for occupancy", but shall not include Tenant's entering the Premises on a temporary basis for the purpose of measuring or inspecting the Premises, or otherwise engaging in limited activity which does not constitute occupancy (including, without limitation, the moving in of certain furnishings or limited Tenant upfit subject to Landlord's consent which shall not be unreasonably withheld or delayed, prior to the completion of Tenant Improvements).

     As used herein, the term "suitable for occupancy" shall mean that the following conditions have been met: (a) a "Certificate of Occupancy," temporary or final, has been issued by the appropriate governmental entity permitting Tenant's use and occupancy of the Premises; (b) the Tenant Improvements have been constructed and completed in all material respects for the Premises in accordance with approved plans and specifications as certified by the architect (subject only to an agreed to punch list); and (c) all means of access (including, without limitation, corridors, elevators and stairways, heating and ventilating, air-conditioning, sanitary sewer, water, parking, telephone access, and electrical lighting and power facilities) have been installed, are in good operating order, and are available to Tenant.

     As used herein, the term "Tenant delay" shall mean an event of delay due directly as the result of the conduct or fault of the Tenant, including Tenant's failure to deliver Final Tenant

Improvement Plans and Specifications on or before February 24, 1995, as required pursuant to Section 9 hereof.

     3. RENT. All rent payable by Tenant shall be without previous demand therefor by Landlord, and without setoff or deduction (except as provided in Section 16 below). Provided that Tenant is then not in default hereunder after notice and the applicable cure period, if any, no rent shall be due from Tenant for the first two (2) months. Thereafter, commencing as of the third month of the term of this Lease, i.e. projected as August, 1995, the Minimum Rent for the initial term shall be the sum of Six Hundred Three Thousand Six Hundred Three and 00/100 ($603,603.00) Dollars, which rent shall be payable in advance in equal monthly installments as follows:

                                                     MONTHLY              ANNUAL
     MONTHS         RATE PER RENTABLE S.F.              RENT                RENT
     ------         ----------------------              ----                ----
     3-38              $16.50                     $8,258.25          $99,099.00


     39-74             $17.00                     $8,508.50         $102,102.00

                                        Total Minimum Rent:         $603,603.00

Each monthly installment of rent shall be payable on or before the first day of each calendar month during the term of this Lease, unless the term commences other than on the first day of the month, in which event rent at the above rate pro-rated until the end of that month shall be due and payable on the commencement date. In addition to such remedies as may be provided under the default provisions of this Lease, Landlord shall be entitled to a late charge of four percent (4%) of the amount of the monthly rent if not received within five
(5) business days after the date due, and a charge of Twenty Dollars ($20.00) or the maximum amount allowed by law, whichever is less, for any check given by Tenant not paid when first presented by Landlord.

     In the event of a default under the terms of this Lease after notice and applicable cure period, if any, Landlord, in addition to any other right and remedy available to Landlord, shall be entitled to recover from Tenant, and Tenant shall immediately pay to Landlord upon Landlord's demand therefor, the full amount of rent forgiven with respect to the first two (2) months of the term of this Lease.

     4. INCREASES IN OPERATING EXPENSES. The Tenant agrees to pay to Landlord as additional rent for each year (or portion hereof) during the term of this Lease Tenant's Proportionate Share (as defined below) of the total of any increases (the "Operating Expense Differential") in operating expenses incurred on account of the operation or maintenance of the Building and adjoining common areas (being shown in yellow on Exhibit A-3) above $4.80 ("Base Operating Expense") per rentable square foot.

     As used herein, the term "operating expense" shall include all direct costs of operation and maintenance as determined by standard accounting practices and shall include, by way of illustration, but is not limited to: costs of property management services, ad valorem real and personal property taxes (but exclusive of personal property taxes of a tenant), reasonable legal fees and other costs incurred in connection with protesting any tax assessment, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial and maintenance services, landscaping, snow removal, common area asphalt and pavement repair, labor, materials, supplies, equipment and tools (used in connection with the Building or the common area), permits, licenses and inspection fees. The term "operating expense" shall not include depreciation on the Building in which the Premises is located or equipment therein (except for the reasonable amortization of the costs for capital improvements or investment items which are purchased or installed after the commencement date of the Lease for the purpose of reducing "operating expenses"), interest, executive salaries, real estate brokers commissions and other costs incurred to lease space in the Building, costs to correct a Building defect, a violation of law or an environmental condition relating to the Building not caused by the Tenant, costs reimbursable to Landlord by third parties (including insurance proceeds), costs (including utility costs) attributable to particular tenant(s) but not tenants in general, costs to repair or reconstruct casualty damage or to restore the Building in the event of condemnation, costs of defending litigation relating to Landlord's ownership of the Building, and income taxes of Landlord.

     If in the twelve (12) month period preceding the computation of each Operating Expense Differential, the occupancy of the net rentable area of the Building averages less than ninety-five percent (95%), then it is agreed that the Operating Expense Differential will be adjusted for such year so that all such operating expenses shall be computed as though the rentable area of the Building had been ninety-five percent (95%) occupied for such lease year. All such expense categories will be equitably accounted for, and reported for, and in accordance with generally accepted accounting procedures.

     As used herein, the term "Tenant's Proportionate Share" of the Operating Expense Differential shall mean that percentage found by dividing the rentable square footage area of the Premises (i.e., approximately 6,006 rentable square feet, subject to measurement pursuant to Section 2 above) by the rentable square footage of the Building (i.e., approximately 75,983 rentable square feet, subject to measurement). (For example, assuming currently estimated footages, the "Tenant's Proportionate Share" computation is as follows: 6,006 rentable square divided by 75,983 rentable square feet equals 7.904%). If at any time during the term of this lease, the square footage of either the Premises or the Building is materially adjusted, then and in that event, this definition of "Tenant's Proportionate Share" shall be modified in accordance with its terms.

     Statements showing the actual operating expenses of the Building and common areas and Tenant's Proportionate Share thereof (hereinafter referred to as the "Statement of Actual Operating Expense Adjustments") shall be delivered by Landlord to Tenant within ninety (90) days after the end of each lease year in which such sums as additional rent were paid by, or due from, Tenant under the terms hereof. Within fifteen (15) days after Tenant's receipt of the Statement of Actual Operating Expense Adjustments, Tenant shall pay to Landlord the amount of any sums shown as being due and unpaid thereon, or alternately, Landlord shall credit to Tenant the amount of any sums showed as overpaid by Tenant (or, with respect to overpayments made by Tenant during the last year of the Lease term, Landlord shall pay to Tenant in cash the amount of such overpayment, provided that Tenant is not then in default hereunder after notice and the applicable cure period, if any). The Statement of Annual Operating Expense Adjustment (the "Statement") shall be available for audit by Tenant who at its own expense may request and cause an audit to be performed of the Statement by a qualified accountant. In the event that with respect to the Statement, Tenant's audit establishes an error in excess of five percent (5%), then and in that event, Landlord shall pay the reasonable costs of such audit upon Tenant's request therefor.

     Commencing with the first month of the second lease year, and each lease year thereafter, there shall be added to Tenant's monthly payments an amount equal to 1/12 of Tenant's Proportionate Share of the Operating Expense Differential for the year in progress as estimated by Landlord. These monthly payments (as estimated by Landlord) shall be paid as additional rent by Tenant until such time as actual figures are available (after the end of the second and successive lease years), when the monthly payments and future estimated monthly payments shall be adjusted to reflect the prior year's experience.

     If the last year of this Lease should be less than a full twelve (12) month period, the amount shown as due by Tenant on the Statement of Actual Operating Expense Adjustments shall reflect a proration based on the proportion that the number of days this Lease was in effect during such last year bears to the number 360. Landlord's right to recover Tenant's Proportionate Share of the Operating Expense Differential due, or Tenant's right to recover any overpayment, shall survive the termination or expiration of this Lease.

     Tenant also agrees to pay to Landlord as additional rent for each year during the term of this Lease, Tenant's proportionate share of business park (known as the "Imperial Center" as shown generally on Exhibit A-3) pass-through costs, which means and includes the costs to Landlord arising from the operation of business park amenities and common areas (for the nonexclusive benefit of tenants at the business park) including, without limitation, property management fees and other direct expense items as listed in the second full paragraph of this Section 4, costs of maintenance for common area facilities (serving the business park) and other business park amenities. Tenant's proportionate share of business park pass-through costs shall be determined from a percentage found by dividing the agreed to rentable square footage of the Premises by the rentable square footage of all benefiting buildings within the business park (which includes buildings owned by third parties). All provisions contained in this Section 4, above, relating to the issuance of statements, reportings, yearly reconciliations and the like, shall also apply to this obligation of Tenant to business park pass-through costs.


     5. OPTION TO EXTEND. Provided that Tenant is not then in default hereunder (i.e., after Landlord's notice and Tenant's failure to cure within the applicable cure period, if any), and provided further that Tenant gives Landlord at least one hundred eighty (180) days prior written notice of Tenant's exercise of this option to extend (failure to give such notice being an absolute bar to any right on the part of Tenant to so extend), Landlord hereby gives to Tenant the right to extend this Lease for a term of three (3) years, this extension term to expire (unless sooner terminated pursuant to this Lease) with the expiration date of such extended term (if exercised) to be set forth by endorsement to the Acceptance of Premises Memorandum. All the terms and conditions of this Lease shall remain and be in effect during the extension term save and except that the rent to be paid by the Tenant during such extension term shall be an amount equal to the then market rate equivalent for comparable space in the Research Triangle Park, North Carolina area as calculated by appraisal set forth below, or such other rate as may be mutually agreed upon by Landlord and Tenant. Landlord and Tenant agree to establish the rent due for the extension term within thirty (30) days of Tenant's exercise of the option herein granted. If the parties are unable to agree as to rent to be paid for the extension term within the aforesaid thirty
(30) day period, then such rent shall be determined by process of directed appraisal (as set forth below), provided nevertheless that in no event shall the rent due for the extension term be less than the previously existing rate of rent under this Lease. Subject to the aforesaid qualification and further provided that upon appointment of the appraisers (as provided below) each of Landlord and Tenant shall submit to the appraisers by sealed envelope their numerical determination of the rent (i.e., term, annually and monthly) which in the respective opinion of each party should be in effect for the extension term, which numerical determinations by each of the parties shall set the absolute range for rent during the extension term, otherwise the rent due for the extension term shall be that amount which an unrelated party would be willing to pay the Landlord for the Demised Premises pursuant to an arms-length negotiation. In the event that rent for the extension term is not mutually agreed upon within the aforesaid thirty (30) day period, then subject to the aforesaid qualifications, each of Landlord and Tenant shall specify within five
(5) days after the expiration of such aforesaid thirty (30) day period, a selection of a qualified appraiser by written notice to the other. Within twenty (20) days after the selection of the last appraiser, the two (2) appraisers (one selected by Landlord and the other selected by Tenant) shall render a joint written determination of the rent payable for the extension term (stated for each of the term, annually and monthly, and subject nevertheless to the numerical range established by the parties). If the two (2) appraisers are unable to agree upon a joint written determination within the aforesaid twenty
(20) day period and subject to the numerical range, each appraiser shall then render his or her own determination and provided that each appraisal is within twenty percent (20%) of the other, the two (2) appraisers shall select a third appraiser within such twenty (20) day period. (If the two (2) appraisals as aforesaid are not within twenty percent (20%) of each other, then and in that event, the appraisal process shall be re-initiated by the parties choosing different appraisers). Within ten (10) days after the appointment of a third appraiser, the third appraiser shall select one of the determinations of the two
(2) appraisers originally selected, or if neither such appraisal represents that value which a third party would be willing to pay the Landlord in a arms-length negotiation, select a value which represents a number between the two (2) appraisal values originally determined by the two (2) original appraisers but still nevertheless subject to the numerical range initially established by the parties. All appraisers selected pursuant to this Section 5 shall be unaffiliated and disinterested appraisers having at least five (5) years prior experience in making similar rent value appraisals in the Research Triangle Park area. If either the Landlord or the Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the rent for the extension term in accordance with the terms hereof. Each party shall bear the fees and expenses of their selected appraiser and, if necessary to select a third appraiser, the parties hereto shall equally bear the fees and expenses of that third appraiser. The appraised rent determined pursuant to this Section 5 shall be binding upon the parties, except that Tenant may in good faith unilaterally reject the appraised rent determined pursuant to this Section 5 by written notice to Landlord given at least ninety (90) days prior to the expiration of the original term of this Lease (failure to give such notice being an absolute bar to any right on the part of Tenant to reject such appraised rent notwithstanding whether or not the aforesaid appraisal process has been reinitiated) but, nevertheless, provided always that in no event may Tenant reject the appraised rent number in bad faith or if the appraised rent number is less than the number initially determined by the appraiser appointed by Tenant. If Tenant timely exercises its election to reject the appraised rent determined for the extension term in accordance with the terms hereof, then and in that event, this Lease shall expire absolutely as of its original expiration date as if Tenant had not exercised the option herein granted.

     6. USE. Tenant may use the Premises for general office purposes, but for none other without Landlord's written consent first had and obtained. Tenant shall not use or occupy nor permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which may (i) make void or voidable any insurance in force with respect thereto; (ii) result in any increase in the premiums charged for insurance, or cause Landlord to be unable to obtain at regular rates fire or other insurance required to be maintained; (iii) cause structural damage to the Premises, the Building, or any part thereof; (iv) constitute a public or private nuisance; or (v) otherwise violate any present or future law, ordinance, rule or regulation of any public authority, including, without limitation, any law, ordinance, rule or requirement concerning or relating to Tenant's use, occupancy, or alteration of the Premises. If as the result of any act or neglect of Tenant, its employees, agents, representatives, clients or visitors, or the manner in which business is conducted at the Premises, any insurance rate shall be increased over the existing rate and assessed against Landlord, then and in that event, Tenant shall pay to Landlord on demand the amount of such increase as additional rent.

     So long as Tenant is not then in default under any term or condition hereof after notice and the applicable cure period, if any, and provided further that no permitted assignment or subleasing of this Lease to a third party has then occurred, Landlord shall not lease any space in the Building to any "direct competitor" of Tenant during the term of this Lease, or any extension thereof, identified as Exhibit E, and by this reference, made a part hereof. As used herein, the term "direct competitor" shall mean any company or firm listed in Exhibit E hereto.

     7. SERVICES BY LANDLORD. Provided that Tenant is not in default hereunder (i.e., after Landlord's notice and Tenant's failure to cure within the applicable cure period, if any), Landlord shall cause to be furnished to the Premises in common with other tenants during "Standard Hours of Operation" (as defined below), Monday through Saturday (excluding Holidays), the following services: janitorial services (once per working day after normal weekday working hours); water if available from city mains for drinking, lavatory and toilet purposes; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements); trash removal in accordance with city schedules; and heating and air conditioning for reasonably comfortable use and occupancy of the Premises, providing heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity which Landlord shall document shall be paid by Tenant, and Tenant shall not install equipment within the Premises with unusual demands for any of the foregoing without Landlord's prior written consent which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Landlord shall provide free parking in the amount of four (4) parking spaces per 1,000 useable square feet of Premises, in common with the other tenants, for Tenant's employees and visitors. Tenant and its employees shall have access to the Premises twenty-four
(24) hours per day, seven (7) days per week and fifty-two (52) weeks per year. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.

     Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant's request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be additional rent payable monthly by Tenant at Landlord's actual cost plus ten percent (10%) or $25.00 per hour, whichever is greater.

     As used herein, "Standard Hours of Operation" shall mean and refer to those hours of operation at the Building which are 7:30 a.m. to 6:30 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Research Triangle Park area office market, as reasonably determined by Landlord.

     Landlord agrees to maintain and keep in good working order the Premises, Building and common areas and any operating equipment contained therein, including, without limitation the cooling and heating system, the electrical system, roof, security system, the sprinkler system, exterior walls, and the plumbing system, and agrees to pursue, to the extent actionable, any claim against any and all contractors, subcontractors or other firms, or persons providing services, equipment or materials for the construction of the Building, Premises or the common areas, to the extent such services, equipment or materials are defective, provided, however, that, under no circumstances, shall Landlord be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for any utility (except that nothing contained in this sentence shall be construed to be a waiver of Tenant's rights or remedies available to it at law or in equity). To the extent that Landlord is held liable to Tenant for damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for any utility, it is expressly agreed by the parties hereto that Landlord shall be obligated to Tenant only to the extent of Tenant's actual damages but not Tenant's special or consequential damages, including, without limitation, loss of profits. Tenant shall immediately report to Landlord any defective condition in or about the Premises known to Tenant.

     The use and occupancy by the Tenant of the Premises shall include the use in common with others entitled thereto of the common areas, including driveways, parking areas, service roads, loading docks, sidewalks, corridors, exterior facade, landscaped and planted areas, and all other improvements provided by Landlord for the common use of the Building tenants as shown on the site plan for the Building attached as Exhibit A-3, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Tenant, its employees, agents, customers and invitees shall have the nonexclusive use (in common with other benefitting tenants) to use the common areas for purposes intended. Tenant shall not at any time interfere with the use of the common areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the common areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the common areas, provided that such actions by Landlord do not materially and adversely interfere with Tenant's operation of, or access to, the Premises or result in a material alteration of the terms of this Lease adverse to Tenant.

     8. TENANTS ACCEPTANCE AND MAINTENANCE OF PREMISES; LIENS. Upon its occupancy of the Premises, Tenant represents to the Landlord that Tenant has examined and inspected the same, finds the Premises to be as represented by the Landlord and satisfactory for Tenant's intended use, and evidences Tenant's acceptance of the Premises on the date of such occupancy "where is" and "as is", except for latent defects. Tenant shall maintain (and so deliver at the end of the Lease) each and every part of the Premises (excluding portions of the Premises which Landlord is obligated to maintain, exterior drives, walks and parking areas and common areas in the Building to be maintained by Landlord) in good repair and condition, excepting only ordinary wear and tear and damage to the Building or the Premises not caused by Tenant. In addition, Tenant will repair any damage occurring to the Premises as the result of Tenant's fault or its removal of its trade fixtures or furnishings, shall make at Tenant's sole cost and expense such restorations and repairs, in quality equivalent or better than the original work restored or repaired, as may be required to so maintain the same, ordinary wear and tear only excepted. Tenant, however, shall make no structural or interior alterations of the Premises without Landlord's prior written consent, and any work performed by Tenant shall be done in a good and workmanlike manner, and so as not to disturb or inconvenience other Tenants in the Building. Tenant shall not at any time permit any work to be performed on the Premises except by duly licensed contractors or artisans, each of whom must carry general public liability insurance, certificates of which shall be furnished Landlord. At no time may Tenant do any work that results in a claim of lien against Landlord, and if requested by Landlord on termination of the Lease or vacation of the Premises by Tenant, Tenant shall restore at Tenant's sole expense the Premises to the same condition as existed at the commencement of the term, ordinary wear and tear only excepted. Landlord, however, may elect to require Tenant to leave alterations performed by it. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or bonding upon terms reasonably acceptable to Landlord within twenty (20) days after the earlier of the imposition of the lien or a written request by Landlord therefor. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant's expense, including costs and attorneys' fees, which expense shall be due as additional rent hereunder.

     9. TENANT IMPROVEMENTS. Final Tenant Improvement Plans and Specifications showing tenant improvements to be constructed at the Premises (the "Tenant Improvements") shall be delivered to Landlord for its review and approval on or before February 24, 1995, and upon such Landlord approval, attached as Exhibit C to this Lease and made a part hereof. Any and all Tenant Improvements and other Tenant upfit of any kind whatsoever, and all plans and specifications relating thereto, shall require the prior approval of the Landlord which approval shall take into account the quality and first-class character of the Building, but shall not be unreasonably withheld. At Tenant's cost and expense but nevertheless subject to the Tenant Allowance as provided below, Landlord agrees to cause the Tenant Improvements at the Premises to be substantially completed on or before June 1, 1995, the projected commencement date (subject to the aforementioned ninety (90) day grace period as set forth in Section 2, above, and otherwise in accordance with the terms and conditions of that Section 2). The parties hereto agree to cooperate fully in connection with the construction of Tenant Improvements. Landlord agrees to procure at least two (2) competing bids on a negotiated bid basis for the construction of the Tenant Improvements at the Premises. Landlord will choose the lower cost estimate, unless Tenant authorizes the Landlord to choose a higher bid. Landlord agrees to review all bids received with Tenant. Landlord will then contract with a contractor pursuant to a guaranteed maximum price contract, subject to adjustment in contract price by change order only. As used herein, the term substantial completion with respect to construction of the Tenant Improvements is that date when the Premises is "suitable for occupancy," as defined in Section 2, above. With respect to completed work of the Tenant Improvements at the Premises, the Premises shall be clean and free or any debris or obstruction. Floors to receive carpeting are to be cleaned, leveled and sealed. When Landlord determines the Tenant Improvements to be substantially complete, the Landlord and Tenant will prepare a list of items to be corrected or completed (i.e., the punch list), which punch list shall be completed within not later then thirty (30) days of Tenant's occupancy of the Premises. If for any reason, but nevertheless in accordance with the terms of Section 2, the Premises together with the Tenant Improvements is delivered by Landlord after June 1, 1995, no rent shall be due until such time as the possession to the Premises is delivered in a condition "suitable for occupancy." Upon such delivery of the Premises by Landlord, Tenant shall be obligated to occupy the Premises within a commercially reasonable period of its written notice from Landlord of the availability of the Premises in a condition "suitable for occupancy," subject only to Tenant's right of cancellation as set forth in Section 2.

     Provided Tenant is not in default hereunder (after Landlord's notice and Tenant's failure to cure within the applicable cure period), Landlord agrees to provide Tenant an allowance of Fifteen and 50/100 Dollars ($15.50) per useable square foot at the Premises [which tenant allowance if determined with reference to currently estimated useable footage at the Premises is Eighty One Thousand Five Hundred Forty-Six and 0/100 Dollars ($81,546.00)] (the "Tenant Allowance"). The Tenant Allowance may be used to offset the cost of Tenant Improvements and/or any other Tenant cost arising during the term of this Lease after the actual commencement date, as Tenant shall reasonably determine. The Tenant Allowance shall be either credited by Landlord as against cost of the Tenant Improvements or as invoices are presented by Tenant to Landlord for any other permitted Tenant cost. Disbursement of the Tenant Allowance shall be subject to the reasonable requirements of Landlord which requirements shall reasonably relate to and concern the Tenant Improvements or Tenant's occupancy of the Premises.

     Landlord will charge Tenant fees not to exceed in total four percent (4%) of the Tenant Improvement costs as a construction and overhead fee with respect to the construction of Tenant Improvements. These Landlord fees chargeable to Tenant may be deducted by Landlord from the Tenant Allowance, and if not so deducted, are payable within thirty (30) days of substantial completion of the Tenant Improvements.

     No part of the Tenant Improvements shall be of such a nature that they will require changes outside the Building. The plans and specifications for the Tenant Improvements as approved by the parties or the resulting Tenant Improvements shall not adversely affect the legality of use or occupancy of the Building or result in increases cost of fire insurance for the Building, and shall comply with applicable law as of the date of delivery.

     Tenant and any of its representatives or consultants shall have access to the Premises and Building during the construction of the Tenant Improvements and any other Tenant upfit, and the right to inspect the same.

     10. CASUALTY DAMAGE. If the Premises are destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, either Landlord or Tenant may by written notice given not later than thirty (30) days after the date of such destruction, terminate this Lease, in which event rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close its operations during repairs, rent shall abate while so closed, but if Tenant is able to continue its operations during repairs, rent shall be adjusted and prorated in the proportion which the area of unusable leased space bears to the total Premises, provided that Landlord shall not in any event have any liability for losses claimed by Tenant. If there is not total destruction, but if the damages are such that subject to confirmation (at Tenant's written request within five (5) business days of the date of damages) by a qualified unrelated third party architect (mutually selected by the parties, but at Tenant's sole cost and expense), Landlord concludes that restoration cannot be completed within one hundred and twenty (120) days of the date on which the damages occurred, Landlord or Tenant may, at their respective options, by written notice given to the other not later then thirty (30) days after the date of such damage, terminate this Lease. Subject to confirmation of the feasibility of restoration of the Premises within one hundred twenty (120) days on the same terms as aforesaid and subject nevertheless to the availability of adequate insurance proceeds therefor, Landlord shall then undertake and complete the restoration of damage to the Premises. If restoration as aforesaid is undertaken, Landlord shall proceed with reasonable diligence and without delay to cause the Premises or the Building, as the case may be, to be repaired and restored within one hundred twenty (120) days of the date on which the damage occurred to substantially the same condition in which it was prior to a fire or other casualty. If such restoration or repair is not substantially completed within such one hundred and twenty (120) day period, then provided that Landlord has acted continuously and diligently to effect and complete such restoration and repair, Landlord shall be entitled to a sixty (60) day grace period in which time to complete the restoration or repair, and thereafter (or if Landlord has not continuously and diligently acted to restore or repair within the aforesaid one hundred twenty (120) day period), either party may elect promptly, i.e. within ten (10) business days of the last day of the aforesaid sixty (60) day grace period or the aforesaid one hundred twenty (120) day period, (as the case may be) to cancel this Lease by written notice to other (and Landlord's lender, as the case may be). Notwithstanding any other provision contained herein to the contrary, if the Premises are damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, Landlord shall have no obligation to Tenant of any kind whatsoever with respect to any duty to restore or repair the Premises, Landlord may proceed to restore such damage without prejudice to its right to make claim against Tenant, its agents, employees, invitees or licensees, to the extent that Landlord's loss is not covered by insurance proceeds, and there shall be no apportionment or abatement of rent.

     11. ASSIGNMENT AND SUBLEASING. Tenant may not assign, transfer, mortgage or encumber this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any of its obligations hereunder. The sale of Tenant to a third party shall be deemed a voluntary assignment of this Lease and subject to the provisions of this paragraph. Acceptance of rent by Landlord after any non-permitted transfer or assignment shall not constitute approval thereof by Landlord. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title. If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or that portion thereof so assigned or sublet, as the case may be, then and in such an event, one half of such excess rent shall be paid over to Landlord by Tenant as additional rent hereunder.

     12. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS; WAIVER OF SUBROGATION. Tenant shall comply with all applicable laws, ordinances and regulations affecting Tenant and Tenant's use of the Premises, including reasonable rules for tenants as may be developed from time to time by Landlord and personally delivered to Tenant at the Premises. Tenant shall maintain and care for its personal property located in the Premises, fully insure such personal property, and shall neither have nor make any claim against Landlord for any loss or damage to the same except for any loss or damage suffered as a direct result of Landlord's gross negligence, willful misconduct or Landlord's default under this Lease after written notice from Tenant and the reasonable opportunity to cure, and then only to the extent that such loss or damage is not covered by insurance proceeds. Throughout the term of this Lease, Tenant shall, at its sole cost and expense, keep or cause to be kept for the mutual benefit of Landlord and Tenant the following insurance:
(a) commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises, arising out of Tenant's use and occupancy of the Premises, such insurance to have a combined single limit of not less than $1,000,000 per occurrence with a $2,000,000 aggregate limit and excess umbrella liability insurance in the amount of $2,000,000, and such insurance to be primary and non-contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto, and in no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease; (b) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss--special form (all risk), together with coverage for flood, earthquake and boiler and machinery (if applicable), such insurance to be written on a replacement cost basis in an amount equal to one hundred percent of the full replacement value of the aggregate of the foregoing property; (c) workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence; and (d) such other necessary insurance as required by law or by customary commercial practice locally applied. The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the State of North Carolina and domiciled in the United States of America. Any deductible amounts under any insurance policies required hereunder shall not exceed $15,000.00 except for $50,000.00 for flood casualty and 5% of value for earthquake casualty. Certificates of Insurance (or certified copies of the policies if required by Landlord) shall be delivered to Landlord prior to the commencement date and thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord directly as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification resulting in a reduction of insurance coverage. Throughout the term of the

Lease, Landlord shall carry (i) all-risk ninety percent (90%) replacement cost fire and extended coverage insurance (including earthquake and flood coverage under such extended coverage) on the Building and the common area facilities used in connection with the Building (except that a full replacement cost standard shall apply to any successor of Landlord), (ii) comprehensive general liability insurance with respect to all common areas of the Building in an amount not less than that required of Tenant with respect to the Premises; and
(iii) workers' compensation and employer's liability insurance in accordance with statutory requirements. With respect to the Landlord's insurance, the same deductible amounts as aforesaid shall apply. Notwithstanding anything in this Lease to the contrary, to the extent covered by insurance, Landlord releases and waives unto Tenant, its successors and assigns, and Tenant releases and waives unto Landlord, its successors and assigns, all right to claim damages for any injury, loss, cost, or damage to persons or to the Premises which is occasioned by fire, explosion, accident, occurrence or condition in, or about the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any fire, extended coverage, public liability or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. All policies of insurance carried or maintained pursuant to this Lease shall contain or be endorsed to contain a provision whereby the insurer waives all rights of subrogation against both Tenant and Landlord, as the case may be, provided such a provision shall be obtainable. If insurance policies with such waiver of subrogation provisions shall not be obtainable then the provisions relating to waiver of subrogation as contained in this Section 12 shall have no effect during such time as such insurance policies with waiver of subrogation provisions shall not be obtainable. If any provision relating to a waiver of subrogation, as set forth in this Section 12 shall contravene any present or future law with respect to exculpatory agreements, the liability of the party affected shall be deemed not released but shall be secondary to the other's insurer.

    13. SUBORDINATION; ATTORNMENT. Tenant agrees that this Lease will either be subordinate or superior to any mortgage heretofore or hereafter executed by the Landlord covering the Premises, depending on the requirements of such mortgagee. On request, Tenant will execute such agreements making this Lease superior or subordinate as Landlord's mortgagee may request, and will agree to attorn to said mortgagee providing the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease. Landlord consents to Tenant's execution of Landlord's mortgagee's subordination, attornment and non-disturbance agreement, and to be bound by the provisions thereof. Further Tenant agrees to execute within fifteen (15) days of request therefor, and as often as reasonably requested, estoppel certificates setting forth the facts with respect to date of occupancy, termination date of this Lease, the amount of rent due and date to which rent is paid, whether or not it has any known defense or offsets to the enforcement of the Lease or knowledge of any default or breach by Landlord, and that this Lease is in full force and effect except as to any modifications or amendments, copies of which Tenant shall attach to such estoppel certificate. Tenant agrees to attorn to any successor of Landlord.

    14. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Premises, the walls thereof, or in any window therein, without the prior written consent of Landlord. Landlord shall furnish, install and maintain a building directory at a convenient location in the lobby listing the name of Tenant and the room number of Tenant's entrance office.

    15. ACCESS TO PREMISES. After reasonable notice to Tenant except in the case of an emergency, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to inspect the same; to show them to prospective tenants (for the Premises or other space in the Building); to allow inspection by a mortgagee; and to make such repairs, alterations or changes as Landlord deems necessary. Tenant, its agents, employees, invitees and guests shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable rules may control such access for the comfort, convenience and protection of all tenants in the Building. Tenant further agrees that Landlord may enter the Premises at all reasonable times to post "For Rent" signs within six (6) months prior to the expiration of the Lease term, which signs may not be removed by Tenant.

    16. DEFAULT. If Tenant: (a) fails to pay all rent as provided in this Lease when due and such default shall continue for two (2) business days after Tenant's receipt of written notice from Landlord to Tenant thereof; (b) breaches any other agreement or obligation herein set forth and such breach shall continue for thirty (30) days after the date of written notice from Landlord to Tenant specifying the nature of the breach (or for such lesser period if performance is required to be made within such lesser period due to a specific provision of this Lease), provided nevertheless that Tenant shall not be in default if Tenant shall in good faith have commenced the curing or remedying of such breach within such thirty (30) days period (or shorter period with respect to a breach requiring performance within a certain time under the terms of this Lease) and thereafter shall diligently and continuously proceed therewith to completion in full satisfaction of the breach; (c) files (or has filed against it) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court; or (d) becomes insolvent, makes any transfer in fraud of creditors, has a receiver appointed for its assets, or makes an assignment for benefit of creditors, then in addition to any other lawful right or remedy which it may have, Landlord may do the following: (A) declare the rent for the balance of the term immediately due and payable, and collect the present value of the same (determined by discounting the rent for the remainder of the term, using the discount rate of the Federal Reserve Bank of Richmond, Virginia existing at such time and nevertheless subject to Landlord's duty to mitigate Tenant's damages if required under North Carolina law); (B) without obtaining any court authorization, lock up the Premises and deny Tenant access thereto; (C) terminate this Lease; or (D) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable but nevertheless subject to Landlord's duty to mitigate its damages, and if the amount is less than Tenant's rent, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's rent, the entire amount shall belong to Landlord free of any claim of Tenant thereto. All expenses of Landlord in repairing, restoring or altering the Premises for reletting, together with leasing fees, all other expenses in seeking and obtaining a new tenant, the unamortized portion of Landlord's paid allowance for Tenant Improvements and other permitted Tenant costs, the unamortized portion of any other upfit costs paid on account of this Lease by Landlord, and other damages and costs, shall be charged to and a liability of Tenant. Landlord's reasonable attorneys fees in pursuing any of the foregoing remedies, or in collecting any rents due by Tenant hereunder, shall be paid by Tenant. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercising a different or inconsistent remedy. No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of rent by Landlord even with knowledge of a default by Tenant shall not constitute a waiver of such default.

     If Landlord breaches any agreement or obligation in this Lease, and such breach shall continue for a period of thirty (30) days after the later dates of respective notice to each of Landlord and Landlord's lender (to the extent Landlord has given Tenant written notice of any such lender and the address thereof which as of the date hereof, includes ABN-AMRO Bank, N.V. and the Principal Mutual Life Insurance Company, c/o Principal Financial

Group, 711 High Street, Des Moines, Iowa 50392 Attn: Mr. Frank Schmitz, Commercial Real Estate (Loan No. 750506)), provided nevertheless, that Landlord shall not be in default if Landlord or Landlord's lender, as the case may be (each having rights of cure hereunder) shall severally (but not necessarily jointly) in good faith have commenced the curing or remedying of such breach within such thirty (30) day period and thereafter shall diligently and continuously proceed therewith to completion in full satisfaction of the breach, then in addition to any other lawful right or remedy which it may have, Tenant shall have the option of curing the default and deducting the reasonable costs of cure from current and future rent due.

     In the event that either Landlord or Tenant brings an action at law or in equity for the enforcement of any provision of this Lease, the non-prevailing party in such action shall pay to the prevailing party its reasonable attorney's fees and costs.

     17. INDEMNIFICATIONS. Except for claims caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify and hold harmless Landlord, its agents, representatives, successors or assigns, from and against any and all losses, damages, liabilities, claims, penalties, costs or expenses (including attorney's fees), whether caused by Tenant or by its agents, servants, employees, independent contractors or licensees, occasioned by, arising or resulting from or growing out of (a) Tenant's use or occupancy of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises; (b) the breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or omission of the Tenant; or (c) any violation of any Environmental Law (as defined below), any unsafe or improper use or storage of any Hazardous Substance (as defined below) or any condition created by or arising therefrom including any pollution or contamination at or about the Premises or the Building, arising from any act or omission of Tenant, its agents, servants, employees, contractors or licensees, whether or not due to negligence, an omission or a willful act.

       Tenant shall defend any suit, action or proceeding commenced or brought against Landlord in connection with any indemnity or obligation of Tenant contained in this Section regardless of any alleged fault or cause and Tenant shall employ legal counsel reasonably satisfactory to Landlord to defend such suits, actions or proceedings. Tenant shall deliver to Landlord copies of the documents served in any such suit, action or proceeding and, whenever requested by Landlord, shall advise as to the status of such suit, action or proceeding. If Tenant fails to defend diligently any such suit, action or proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but not the obligation) to defend the same at Tenant's expense. Tenant shall not settle any such suit, action or proceeding without Landlord's prior written consent. Tenant shall give timely notice of such suit, action or proceeding and the claims thereof to Landlord and each insurer issuing an insurance policy required under this Lease.

     Except for claims caused by the negligence or willful misconduct of Tenant or Tenant's agents, servants, employees, contractors, licensees or invitees, Landlord shall indemnify and hold Tenant harmless from and against any claims arising out of (i) any breach or default by Landlord in the performance of any of its obligations under this Lease; or (ii) the negligence or willful misconduct of Landlord or its agents; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys' fees) arising or resulting therefrom. If such action is brought against Tenant, Landlord upon notice from Tenant shall defend the same through counsel selected by Landlord's insurer or other counsel in each case acceptable to Tenant.

     The indemnification provisions contained herein shall not be deemed to be limited by the limits of any insurance policies required under this Lease and shall survive the expiration or termination of this Lease.

   18. CONDEMNATION. If all of the Premises or such part thereof or part of the common areas (including those common areas within the Building), as will make the Premises unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then the Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking (and Landlord shall repair any damage to the Premises and/or the Building caused by such condemnation to the extent of the award received by Landlord). Tenant shall have no right or claim to any part of any award made to or received by the Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold interest) or improvements installed in the Premises by Tenant to which Tenant may be entitled.

   19. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the term hereof; provided that no action of Landlord in repairing or restoring the Premises or concerning work in other space of the Building shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to term, rent or sums payable, or other obligations to be performed except as may be expressly set forth in other Sections of this Lease.

   20. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum of Eight Thousand Two Hundred Fifty Eight and 25/100 Dollars ($8,258.25), which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant's default, but if prior to the expiration or termination of this Lease Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by the Landlord. This deposit shall not bear interest, and unless the Landlord uses the same to cure a default of Tenant, or to restore the Premises to the condition that Tenant is required to leave them at the conclusion of the term, Landlord shall within thirty (30) days of the expiration of the Lease refund to Tenant so much of the deposit as remains.

   21. NOTICES. Any notices which Landlord or Tenant is required or desires to give the other shall be deemed sufficiently given or rendered if, in writing, is delivered personally or sent by regular mail, or if an event of default is claimed, then either delivered personally or sent by certified or registered mail, postage prepaid, to the address listed after the signature of the party to be given notice, at the end of this Lease document. Any notice given herein shall be deemed delivered when the return receipt therefore is signed, or refusal to accept the mailing by the addressee is noted thereon by the postal authorities.

   22.    [INTENTIONALLY OMITTED]

   23. LANDLORD LIABILITY. Tenant agrees that Landlord shall not be liable for (i) injury to Tenant's business or any loss of income therefrom or for any damage to any goods, wares, merchandise, or other property of Tenant, or Tenant's contractors, agents, employees, invitees, customers or any other person in or about the Premises, except to the extent that such injury or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or employees but subject nevertheless to the limitation that Tenant's measure of damages shall be Tenant's actual damages, and not special or consequential damages, including, without limitation, loss of profits, or (ii) injury to the person of the Tenant or to the Tenant's contractors, agents, employees, invitees or customers whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part or from other sources or places, and regardless of whether the cause of such damage or injury or means of repairing the same is inaccessible to Tenant except to the extent that such injury or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or employees but subject nevertheless to the limitation that Tenant's measure of damages shall be Tenant's actual damages, and not special or consequential damages, including, without limitation, loss of profits. Landlord shall not be liable for any loss or damages arising from any act or neglect of any other tenant. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Premises and Building at the time in question, and in the event of any transfers or conveyances the then grantor shall be automatically freed and released from all liability as respects the performance of any covenant or obligation contained in this Lease on the part of Landlord to be performed from and after the date of such transfer or conveyance, and this Lease and its terms shall be binding on the Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership. Notwithstanding any other provision contained herein to the contrary, in the event of a breach hereof by Landlord or the failure of Landlord to perform any of its obligations hereunder, Landlord shall have no personal liability therefor, but Tenant shall look solely to Landlord's interest in the Premises for satisfaction of any claim or loss.

   24. SURRENDER; HOLDING OVER. Tenant will vacate and deliver up the Premises and all improvements, additions and alterations thereto (except Tenant equipment, personal property and trade fixtures installed by Tenant at its expense which may be removed by Tenant) at the expiration or sooner termination of this Lease, in a good, clean and tenantable condition as the same were at the beginning of Tenant's occupancy, excepting reasonable wear, damage by fire and other casualty or appropriation by eminent domain. All Tenant equipment, personal property and trade fixtures necessary or convenient for Tenant's business which shall have been supplied or installed at the expense of Tenant, shall remain Tenant's property. Tenant may remove its equipment, personal property and trade fixtures installed by Tenant at its expense which may be removed by Tenant) at the expiration or sooner termination of this Lease, in a good, clean and tenantable condition as the same were at the beginning of Tenant's occupancy, excepting reasonable wear, damage by fire and other casualty or appropriation by eminent domain. All Tenant equipment, personal property and trade fixtures necessary or convenient for Tenant's business which shall have been supplied or installed at the expense of Tenant, shall remain Tenant's property. Tenant may remove its equipment, personal property and trade fixtures within five (5) days after the expiration or sooner termination of this Lease, provided (a) Tenant is not then in default hereunder after notice and the applicable cure period, if any; (b) removal of the Tenant item can be accomplished without damage to the Premises, or such damage is repaired in accordance with the terms of Section 8, above; and (c) Tenant immediately repairs (or reimburses Landlord for the cost of repairing) any resulting damage or defacement. Tenant shall not acquire any right or interest in the Premises by remaining in possession after the expiration of this Lease. Any such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance under which Tenant occupies the Premises without the consent of Landlord. By such holding over, however, Tenant shall nevertheless be deemed to have agreed to be bound by all of the terms and conditions of this Lease except those as to the term hereof and the rent then due shall be payable at a rate equal to One Hundred and Fifty Percent (150%) of the rate of rent existing at the end of this Lease, together with any additional rent payable hereunder.

   25.    HAZARDOUS MATERIALS; ENVIRONMENTAL COMPLIANCE.

     A.  Tenant's Responsibility.  Tenant shall not (either with or without
         -----------------------
negligence) cause or permit the escape, disposal or release of any hazardous substances or materials in, under or around the Premises, the Building or the office park identified in Exhibit A-3. Tenant shall not allow the storage or use of said substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or the park identified in Exhibit A-3 any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials (except that no such notice shall be required with respect to commonly used office supplies and cleaning products). Tenant covenants and agrees that Tenant will for itself and its agents, employees, servants, contractors or invitees (as used in this Section 25, collectively the "Tenant") comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local, and other governmental and regulatory authorities, agencies, and bodies applicable to the Premises, pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereinbefore and hereinafter collectively called the "Environmental Laws" or "Laws").

     B.  Tenant's Liability.  In addition to the indemnifications contained in
         ------------------
Section 17 hereof, Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 25, including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and
(iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with
Section 25.

     C.  Property.  For the purposes of this Section 25, the Premises shall
         --------
include the Premises identified in Section 1 above, together with the real estate covered within the Site Plan, Exhibit A-3 and all structures and improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, as this term is defined in this Subsection 25(C).

     D.  Inspections by Landlord.  Landlord and its engineers, technicians, and
         -----------------------
consultants (collectively the "Auditors") may, from time to time as Landlord reasonably deems appropriate but after notice during reasonable hours, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 25. Such Audits shall be conducted in such manner as to minimize the interference with Tenant's permitted activities on the Premises; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 25. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 25, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Lease term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year) shall be paid for on demand by Tenant.

     E.  Landlord's Liability.  Provided, however, the foregoing covenants and
         --------------------
undertakings of Tenant contained in this Section 25 shall not apply to any condition or matter: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises and was not caused, in whole or in part, by Tenant or

Tenant's agents, employees, officers, partners, contractors, representatives or invitees; or (ii) to the extent such condition or matter is caused by, or results from, the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, representatives or invitees, other tenants in the Building, or third parties.

     F.  Tenant's Liability After Termination of Lease.  The covenants contained
         ---------------------------------------------
in this Section 25 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 25.

   26. BROKERS COMMISSIONS. Tenant represents and warrants that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except Tri-Properties, Inc. and J.M. Kane & Co., whose address is Post Office Box 13163, Raleigh, North Carolina. Landlord shall pay any commissions or fees that are payable to the above-named broker or finder with respect to this Lease (and shall indemnify and hold Tenant harmless from Landlord's failure to pay such fees). Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this Section 26 shall survive the termination or expiration of this Lease.

   27. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such sections. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. This Lease shall be binding upon the respective parties hereto and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and changes shall be in writing signed by the party affected by such change. Landlord reserves the right to make and change from time to time rules it deems appropriate for the common use and benefit of all tenants, with which rules Tenant shall comply, but nevertheless provided that such rules change does not materially and adversely alter the terms of this Lease. Landlord may sell the Premises without affecting the obligations of Tenant hereunder. This Lease may not be recorded without Landlord's prior written consent. The singular shall include the plural, and the masculine, feminine or neuter includes the other. Any agreed to measurement of space shall be done in accordance with Building Owner and Managers Association ("BOMA") standards used to determine "rentable" square feet for office building space (either on a single tenant or multi-tenant floor basis, as the case may be). Each of the Landlord and Tenant respectively represent that each has the lawful authority to enter into this Lease and by signing it in their name as set forth below, to be legally bound in accordance with its terms and conditions. No failure by Landlord to insist upon the strict performance or observance of any term or condition of this Lease, or to seek redress or to exercise any right or remedy after any such failure or breach hereof, shall constitute a waiver of any such term, condition, obligation, right or remedy, or any such failure or breach then or thereafter occurring. No term, condition or obligation of this Lease to be performed or observed by Tenant shall be waived, altered or modified except by a writing executed by Landlord. No waiver of any failure, breach or default hereof shall affect or alter this Lease, but each and every term, condition and obligation of this Lease shall continue in full force and effect with respect to any other failure, breach or default. This Lease, and the rights and obligations of each of the Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

   28. SPECIAL CONDITIONS, EXHIBITS AND ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any Lease Exhibits or Addenda are noted below, such exhibits and addenda are incorporated herein and made a part of this Lease. If there are no special conditions, exhibits or addenda, the word NONE shall be written in the blank below

                                  Exhibit A-1 - Space Plan
                                  Exhibit A-2 - Floor Plan
                                  Exhibit A-3 - Site Plan
                                  Exhibit A-4 - Legal Description of Real
                                                Property
                                  Exhibit B   - Acceptance of Premises
                                                Memorandum
                                  Exhibit C   - Tenant Improvements
                                  Exhibit D   - Rules and Regulations
                                  Exhibit E   - List of Tenant's Direct
                                                Competitors


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals by their hands and seals affixed hereto, all as of the day and year first above written.

                                  LANDLORD: PETULA ASSOCIATES, LTD., an Iowa
[CORPORATE SEAL]                            corporation

ATTEST:

/s/ Kurt D. Schaeffer           By: /s/ Rod Vogel
- -------------------------           ------------------------------------------
_______________ Secretary           _____________________ President
Kurt D. Schaeffer
Vice President & Secretary

                                By: /s/ Timothy E. Minton
                                    ------------------------------------------
                                    Timothy E. Minton
                                    Vice President & Secretary

                        TENANT: MDT CORPORATION, a Delaware
[CORPORATE SEAL]                corporation

ATTEST:

/s/ Charles B. Swenson          By: /s/ Thomas Hein
- -------------------------           ------------------------------------------
[Vice President]                          Vice President

                                Address:  [2300 205th]
                                         -------------------------------------
                                          [Torrance]
                                         -------------------------------------
                                          [California  90501]
                                         -------------------------------------

(Landlord Acknowledgement)

STATE OF [IOWA]                                (Corporate Acknowledgment)
         --------------------------

COUNTY OF [POLK]
          -------------------------

     I,   [Lynn Blass]           , a Notary Public in and for said County and
        -------------------------
State, do certify that    [Kurt D. Schaeffer]            personally came before
                       ---------------------------------
me this day and acknowledged that he/she is  [Vice President &]  Secretary of
                                            --------------------
[Petula Associates Ltd.]     ,  a Corporation, and that by authority duly given
- -----------------------------
and as the act of the corporation, the foregoing instrument was signed in its name by its [Vice] President, sealed with its corporate seal, and attested by
            --------
him/herself as its  [Vice Pres.  &]  Secretary.
                   -----------------

     WITNESS my hand and notarial seal this      [1st]      day of    [March]
                                            ---------------        -------------
, 199[5].
     ---

                                        /s/ Lynn Blass
                                        ----------------------------------------
                                            Notary Public
My Commission Expires:
    [11/2/95]
- -----------------------------------


(NOTARIAL SEAL OR STAMP)



(Tenant Acknowledgement)


STATE OF   [CALIFORNIA]                          (Corporate Acknowledgment)
         --------------------------

COUNTY OF   [LOS ANGELES]
          -------------------------

     I,   [Sharon R. Van Campen]        , a Notary Public in and for said County
        --------------------------------
and State, do certify that     [Charles B. Swenson]          personally came
                           ---------------------------------
before me this day and acknowledged that he/she is  [Vice President]
                                                   -----------------
of [MDT Corporation]         , a Corporation, and that by authority duly given
   --------------------------
and as the act of the corporation, the foregoing instrument was signed in its name by its [Vice] President, sealed with its corporate seal, and attested by
            --------
him/herself as its    [Vice President]     .
                   ------------------------

     WITNESS my hand and notarial seal this    [17th]    day of    [February]
                                            ------------        ----------------
, 199[5].
     ---

                                        /s/ Sharon R. Van Campen
                                        ----------------------------------------

                                        Notary Public
My Commission Expires:
[6/30/95]
- -----------------------------------


(NOTARIAL SEAL OR STAMP)

     [STAMP]

                                  EXHIBIT A-1
                                  -----------

                                  SPACE PLAN

                     [Diagram of Space Plan appears here]

                                  EXHIBIT A-2
                                  -----------

                                  FLOOR PLAN

                     [Diagram of Floor Plan appears here]

                                  EXHIBIT A-3
                                  -----------

                                   SITE PLAN

                      [Diagram of Site Plan appears here]

                                  EXHIBIT A-4
                                  -----------

                      LEGAL DESCRIPTION OF REAL PROPERTY
                                STRATFORD HALL


BEING all of Lot S-30, containing 4.374 Acres, more or less, as shown on map entitled "Boundary Survey of Lot S-30 Imperial Center" prepared by Kenneth Close, Inc., Land Surveying, recorded in Plat Book 132, Page 123, Durham County Registry.

                                   EXHIBIT B
                                   ---------

                     MEMORANDUM OF ACCEPTANCE OF PREMISES

                       Acceptance of Premises Memorandum

               Attached to and forming a part of the Lease dated
                   [FEBRUARY 17,]  1995, made by and between
                 ------------------
                     PETULA ASSOCIATES, LTD., as Landlord,
                              and MDT CORPORATION

     This Memorandum is made and executed as of the _____ day of __________________, 1995 by and between PETULA ASSOCIATES, LTD., as Landlord, and MDT CORPORATION, as Tenant.

                                   RECITAL:

     A. As provided in Section 2 Of the Lease, the parties hereto now execute this Memorandum within ten (10) days of Tenant's occupancy of the Premises.

     B. In accordance with the terms of the Lease, this Memorandum is intended to form part of the Lease, and as may be necessary in accordance with the terms of the Lease, be modified or adjusted from time to time during the Term of the Lease.

     NOW, THEREFORE, Landlord and Tenant, each intending to be legally bound hereby, agree as follows:

     1.   Tenant hereby accepts the Premises in accordance with the terms of
Section 8 of the Lease and agrees that the Premises are "suitable for occupancy" as this term is defined in Section 2 of the Lease.

     2. The Commencement Date of the Lease is hereby agreed to be the _____ day of ________________________, 199_.

     3. The Expiration Date of the Lease is hereby agreed to be the ____ day of _____________________________, 200_, which is seventy-four (74) months from the aforesaid Commencement Date.

     4. As of the date of this Memorandum, the Premises are hereby agreed to contain _______ rentable square feet located on the following floor:

          Floor 2 _______ rentable square feet (partially occupied)

     5. The Building is hereby agreed to contain ______ rentable square feet, and as the date of this Memorandum,

Tenant's proportionate share of the Operating Expense Differential (as defined in Section 4) and other costs payable under the terms of the Lease (for which, except for nonexclusive business park pass-through costs, the following proration is required) is ____ percent, which represents a percentage found by dividing of rentable square feet of the Premises over the rentable square feet of the Building. With respect to the business park pass-through costs, Tenant's proportionate share is _____ percent, which represents a percentage found by dividing the rentable square footage of the Premises by the rentable square footage of all benefiting buildings within the business park.

     6.   Additional provisions.

     Any capitalized term used herein shall have the same meaning as that set forth in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum in duplicate originals and have hereto affixed their seals, intending this to be a sealed instrument all as of the day and year first above written.



[CORPORATE SEAL]                   LANDLORD:  PETULA ASSOCIATES, LTD.,
                                              an Iowa Corporation
ATTEST:


____________________________       By:
                                      __________________________________________

                                   By:__________________________________________


[CORPORATE SEAL]                   TENANT:  MDT CORPORATION,
                                            a Delaware Corporation
ATTEST:

____________________________       By:__________________________________________

     Secretary                              President

                                   EXHIBIT B
                                   ---------

                       ACCEPTANCE OF PREMISES MEMORANDUM

                                   EXHIBIT C
                                   ---------

                              TENANT IMPROVEMENTS

             [FINAL TENANT IMPROVEMENTS PLANS AND SPECIFICATIONS]



                [To be attached on or before February 24, 1995]

                                   EXHIBIT C
                                   ---------

                              TENANT IMPROVEMENTS

                 Up-fit Improvements are described as follows:

                 [Diagram of Up-Fit Improvements appears here]

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS


                 Up-fit Improvements are described as follows:
     The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants:

    1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by him for any other purpose than for ingress and egress.

    2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

    3. The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

    4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

     (a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

     (b)  Maintain or utilize bicycles or other vehicles in the Building.

     (c) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the building.

     (d)  Keep animals or birds on the Premises.

     (e) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to him.

     (f) Except for properly hung pictures, fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord.

     (g) Operate any machinery within the Building except customary office equipment, such as personal computers, photocopiers, telecopy machines, dictaphones, calculators, electric typewriters, and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.

     (h) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

     (i) Leave Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.

     (j) Install or operate vending machines of any kind in the Premises without written consent of Landlord.

    5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in their opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

    6. Except for regular mail and overnight courier services, Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

    7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

    8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease, and reserves the right to require a deposit to insure their return at expiration of Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

    9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

    10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 7:30 a.m. to 6:30 p.m. and on Saturday, 8:00 a.m. to 1:00 p.m., except on legal holidays. The Landlord will exercise its best judgement in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the building after ordinary Business hours and on weekends and holidays.

    11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

    12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

    13. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

    14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

    15. Tenant shall have a non-exclusive right to use of all driveways and parking areas designated for Tenant and Tenant's employees.

    16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant's expense under the direction of the Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

     Provided that no rule change shall materially and adversely conflict with a term, condition or provision of the Lease, the Landlord shall have the right to make such other and further reasonable rules and regulations as, in the reasonable judgment of the Landlord, may from time to time be necessary for the

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

safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein, effective five (5) days after all tenants have been given written notice thereof. To the extent that any term or condition of the foregoing rules and regulations shall conflict with, or be inconsistent with, any term or condition of the Lease, the latter shall control.

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

                                   EXHIBIT E
                                   ---------

                      List of Tenant's Direct Competitors
                      -----------------------------------



     The following are "direct competitors" of Tenant for the purpose of construing the second paragraph of Section 6 of the Lease. "Direct competitors" include:

          AMSCO International and its following named subsidiaries:
          American Sterilizer Company
          AMSCO Sterile Recoveries, Inc.
          AMSCO Europe, Inc.
          AMSCO Asia Pacific, Inc.
          AMSCO Latin America, Inc.
          Finn-AQUA
          Basil
          Midmark, Inc.
          Steris, Corporation
          Pelton & Crane (a division of Seimens Medical Systems, Inc.) Seimens Medical Systems, Inc.
          Skytron
          Dentsply International
          Getinge
          Tuttnauer
          Kavo

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